                                                                    EXHIBIT 99.4

                                VOTING AGREEMENT


        This STOCKHOLDER VOTING AGREEMENT (the "Agreement") is entered into as of November 25, 1998, by and among the undersigned stockholder(s) (collectively, if more than one, "Stockholder") of Space Electronics, Inc., a Delaware corporation ("SEi"), Maxwell Technologies, Inc., a Delaware corporation ("Maxwell"), and MT Acquisition Corporation, a Delaware corporation and a wholly owned subsidiary of Maxwell ("Merger Sub").

                              W I T N E S S E T H:

        WHEREAS, concurrently with the execution of this Agreement, Maxwell, Merger Sub, SEi and certain shareholders of SEi are entering into an Agreement and Plan of Merger (the "Merger Agreement") (capitalized terms used but not defined herein shall have the same meaning assigned to such terms in the Merger Agreement), pursuant to which SEi will become a wholly-owned subsidiary of Maxwell upon a merger (the "Merger") of Merger Sub with and into SEi;

        WHEREAS, Stockholder owns, as of the date hereof, the shares of SEi common stock, par value $.001 per share (the "SEi Common Stock"), as set forth on Schedule A attached hereto (collectively, the "Existing Shares," together with any shares of SEi Common Stock acquired after the date hereof and prior to the termination hereof, hereinafter collectively referred to as the "Shares"); and

        WHEREAS, Maxwell and Merger Sub have entered into the Merger Agreement in reliance on Stockholder's representations, warranties, covenants and agreements hereunder.

        NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein and intending to be legally bound hereby, the parties hereto hereby agree as follows:


                                    ARTICLE I
                                      PROXY

        1.1    Proxy.

               (a) With respect to the Merger Agreement or any other merger, acquisition, or business combination involving SEi (an "Alternative Transaction") for which approval of the stockholders of SEi is sought, and any transactions contemplated thereby, Stockholder hereby irrevocably makes, constitutes and appoints Maxwell to act as Stockholder's true and lawful proxy and attorney-in-fact in the name and on behalf of Stockholder, with full power to appoint a substitute or substitutes. Stockholder further directs Maxwell, and Maxwell hereby agrees, to vote all of the Shares which are entitled to vote at any meeting of the stockholders of SEi (whether annual or special and whether or not an adjourned meeting), or by written consent in the place and stead of Stockholder in favor of the Merger as set forth in the Merger Agreement and against any Alternative Transaction. By giving this proxy Stockholder hereby revokes any other proxy granted by Stockholder at any time with respect to the Shares and no subsequent proxies will be given with respect thereto by Stockholder.

               (b) All power and authority hereby conferred is coupled with an interest and is irrevocable, shall not be terminated by any act of Stockholder or by operation of law, by lack of appropriate power or authority, or by the occurrence of any other event or events and shall be binding upon all beneficiaries, heirs at law, legatees, distributees, successors, assigns and legal representatives of Stockholder. If after the execution of this Agreement, Stockholder shall cease to have appropriate power or authority, or if any other such event or events shall occur, Maxwell is nevertheless authorized and directed to vote the Shares in accordance with the terms of this Agreement as if such lack of appropriate power or authority or other event or events had not occurred and regardless of notice thereof.

               (c) Stockholder agrees to use all good faith efforts to cause any record owner of the Shares of which Stockholder is the beneficial owner to grant to Maxwell a proxy of the same effect as that contained herein. Stockholder shall perform such further acts and execute such further documents as may be required to vest in Maxwell the sole power to vote the Shares in accordance herewith during the term of the proxy granted herein.

               (d) The proxy granted herein shall expire on the date of termination of this Agreement.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF STOCKHOLDER

        2.1 Representations and Warranties of Stockholder. Stockholder represents and warrants to Maxwell and Merger Sub as follows:

               (a) Ownership of Shares. On the date of this Agreement the Existing Shares are all of the Shares currently beneficially owned by Stockholder. Stockholder does not have any rights to acquire any additional shares of SEi Common Stock other than as set forth on Schedule A attached hereto. Other than as set forth on Schedule B attached hereto, Stockholder currently has good, valid and marketable title to the Shares, free and clear of all liens, encumbrances, restrictions, options, warrants, rights to purchase and claims of every kind (other than the encumbrances created by this Agreement and other than restrictions on transfer under applicable federal and state securities laws).

               (b) Power; Binding Agreement. Stockholder has the full legal right, power and authority to enter into and perform all of Stockholder's obligations under this Agreement. The execution and delivery of this Agreement by Stockholder will not violate any other agreement to which Stockholder is a party including, without limitation, any voting agreement, stockholders agreement or voting trust. This Agreement has been duly executed and delivered by Stockholder and constitutes a legal, valid and binding agreement of Stockholder, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect affecting creditors' rights and remedies generally or general principles of equity. Neither the execution or delivery of this Agreement nor the consummation by Stockholder of the transactions contemplated hereby will (i) require any consent or approval of or filing with any person or entity or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Stockholder is a party or by which Stockholder is bound.


                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                             MAXWELL AND MERGER SUB

        3.1 Representations and Warranties of Maxwell and Merger Sub. Each of Maxwell and Merger Sub represents and warrants to Stockholder as follows:

               (a) Power; Binding Agreement. Each of Maxwell and Merger Sub has full legal right, power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by Maxwell and Merger Sub will not violate any other agreement to which Maxwell or Merger Sub is a party. This Agreement has been duly executed and delivered by each of Maxwell and Merger Sub and constitutes a legal, valid and binding agreement of Maxwell and Merger Sub, enforceable in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws, now or hereafter in effect, affecting creditors' rights and remedies generally or general principles of equity. Neither the execution of this Agreement nor the consummation by Maxwell or Merger Sub of the transactions contemplated hereby will (i) require any consent or approval of or filing with any person or entity or (ii) constitute a violation of, conflict with or constitute a default under, any contract, commitment, agreement, understanding, arrangement or other restriction of any kind to which Maxwell or Merger Sub is a party or by which it is bound.


                                   ARTICLE IV
                                   TERMINATION

        4.1 Termination. This Agreement shall terminate on the earlier of (i) the date on which Maxwell, Merger Sub and Stockholder mutually consent in writing to terminate this Agreement, (ii) the Effective Time (as defined in the Merger Agreement) on (iii) if the Merger is not completed before the later of
(x) January 31, 1999, (y) 30 business days after the Proxy Statement/Prospectus (as defined in the Merger Agreement) is mailed to the SEi stockholders or

(z) five business days after the expiration or termination of the waiting period under the HSR Act (as defined in the Merger Agreement).


                                    ARTICLE V
                        CERTAIN COVENANTS OF STOCKHOLDER

        5.1    Certain Covenants of Stockholder.

               (a) Except in accordance with the provisions of this Agreement, Stockholder agrees, while this Agreement is in effect, not to, directly or indirectly:

                      (i) Sell, transfer, pledge, encumber, assign or otherwise dispose of, or enter into any contract, option or other arrangement or understanding with respect to the sale, transfer, pledge, encumbrance, assignment or other disposition of, any of the Shares; or

                      (ii) Grant any proxy, deposit any Shares into a voting trust or enter into a voting agreement with respect to any of the Shares.

               (b) Stockholder agrees, while this Agreement is in effect, to notify Maxwell promptly of the number of any shares of SEi Common Stock acquired by such Stockholder after the date hereof.

               (c) Until such time as this Agreement is terminated, Stockholder agrees to take any actions as reasonably requested by SEi, within his, her or its power as are necessary or appropriate to enable SEi to satisfy the conditions precedent set forth in the Merger Agreement to Maxwell's obligations to consummate the Merger, and to use his, her or its best efforts to cause SEi to satisfy such conditions precedent.


                                   ARTICLE VI
                                  MISCELLANEOUS

        6.1 Notices. All notices or other communications required or permitted hereunder shall be in writing (except as otherwise provided herein) and shall be deemed duly given when received by delivery in person, by telecopy, telex or telegram or by certified mail, postage prepaid, or by an overnight courier service, addressed to Stockholder at the address(es) set forth on the signature page hereof and to Maxwell or Merger Sub at:

                      Maxwell Technologies, Inc.
                      9275 Sky Park Court
                      San Diego, California 92123
                      Attn:  Donald M. Roberts, Esq.

               With copies to:

                      Riordan & McKinzie
                      300 S. Grand Avenue, 29th Floor
                      Los Angeles, California 90071
                      Attn:  Roger H. Lustberg, Esq.
                      Telecopier:  (213) 229-8550

        6.2 Entire Agreement. This Agreement, together with the documents expressly referred to herein, constitute the entire agreement among the parties hereto with respect to the subject matter contained herein and supersede all prior agreements and understandings among the parties with respect to such subject matter.

        6.3 Assigns. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, assigns and personal representatives, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

        6.4 Governing Law. This Agreement, and all matters relating hereto, shall be governed by, and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of laws thereof.

        6.5 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same document.

        6.6 Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any provision of this Agreement is so broad as to be unenforceable, such provision shall be interpreted to be only so broad as is enforceable.

        6.7 Further Assurances. Each party hereto shall execute and deliver such additional documents as may be necessary or desirable to consummate the transactions contemplated by this Agreement.

        6.8 Legal Expenses. In the event any legal proceeding is commenced by any party to this Agreement to enforce or recover damages for any breach of the provisions hereof, the prevailing party in such legal proceeding shall be entitled to recover in such legal proceeding from the losing party such prevailing party's costs and expenses incurred in connection with such legal proceedings, including reasonable attorney's fees.

        6.9 Amendment and Modification. This Agreement may be amended, modified and supplemented only by a written document executed by Maxwell, Merger Sub and Stockholder.

        6.10 Specific Performance. The parties agree that in the event of a breach of any provision of this Agreement, irreparable damage would occur, the aggrieved party would be without an adequate remedy at law and damages would be difficult to determine. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled at law or in equity.

        IN WITNESS WHEREOF, Maxwell and Merger-Sub have caused this Agreement to be executed by their duly authorized officers and Stockholder has executed this Agreement, each as of the date set forth above.

"MAXWELL"
MAXWELL TECHNOLOGIES, INC.


By: /s/ GARY DAVIDSON
-------------------------------------
Name: Gary Davidson
Title: CFO

"MERGER SUB"
MT ACQUISITION CORPORATION


By: /s/ GARY DAVIDSON
-------------------------------------
Name: Gary Davidson
Title: VP

STOCKHOLDER(S):

Name of Stockholder: Robert M. Czajkowski                  Name of Stockholder: David J. Strobel

By:                                                        By:
   --------------------------------------                     -----------------------------------
Name:                                                      Name:
     ------------------------------------                       ---------------------------------
Title:                                                     Title:
     ------------------------------------                        --------------------------------
Address:                                                   Address:
        ---------------------------------                          ------------------------------

-----------------------------------------                  --------------------------------------
Fax No.:                                                   Fax No.:
       ----------------------------------                          ------------------------------

        6.9 Amendment and Modification. This Agreement may be amended, modified and supplemented only by a written document executed by Maxwell, Merger Sub and Stockholder.

        6.10 Specific Performance. The parties agree that in the event of a breach of any provision of this Agreement, irreparable damage would occur, the aggrieved party would be without an adequate remedy at law and damages would be difficult to determine. The parties therefore agree that in the event of a breach of any provision of this Agreement, the aggrieved party may elect to institute and prosecute proceedings in any court of competent jurisdiction to enforce specific performance or to enjoin the continuing breach of such provision. By seeking or obtaining such relief, the aggrieved party will not be precluded from seeking or obtaining any other relief to which it may be entitled at law or in equity.

        IN WITNESS WHEREOF, Maxwell and Merger-Sub have caused this Agreement to be executed by their duly authorized officers and Stockholder has executed this Agreement, each as of the date set forth above.

"MAXWELL"
MAXWELL TECHNOLOGIES, INC.


By:
-------------------------------------
Name: Gary Davidson
Title: CFO

"MERGER SUB"
MT ACQUISITION CORPORATION


By:
-------------------------------------
Name: Gary Davidson
Title: VP

STOCKHOLDER(S):

Name of Stockholder: Robert M. Czajkowski                  Name of Stockholder: David J. Strobel

By: /s/ ROBERT M. CZAJKOWSKI                               By: /s/ DAVID J. STROBEL
   --------------------------------------                     -----------------------------------
Name: Robert M. Czajkowski                                 Name: David J. Strobel
     ------------------------------------                       ---------------------------------
Title: CEO                                                 Title: PRESIDENT
     ------------------------------------                        --------------------------------




                                      6.1



Name of Stockholder: Paul E. Blevins                       Name of Stockholder: W. Lee Shevel, Ph.D.

By: /s/ PAUL E. BLEVINS                                    By:
   --------------------------------------                     --------------------------------------------
Name: Paul E. Blevins                                      Name:
     ------------------------------------                       ------------------------------------------
Title: CFO                                                 Title:
     ------------------------------------                        -----------------------------------------
Fax No.: 619 452-5499
       ----------------------------------


Name of Stockholder: David R. Czajkowski                   Name of Stockholder: Full Circle Research, Inc.

By:  /s/ DAVID R. CZAJKOWSKI                               By:
   --------------------------------------                     --------------------------------------------
Name: David R. Czajkowski                                  Name:
     ------------------------------------                       ------------------------------------------
Title: SPACE PRODUCTS BUSINESS UNIT MAN.                   Title:
     ------------------------------------                        -----------------------------------------
Fax No.: 619 452-5499
       ----------------------------------


Name of Stockholder: James P. Spratt                       Name of Stockholder: Joan Spratt

By:                                                        By:
   --------------------------------------                     --------------------------------------------
Name:                                                      Name:
     ------------------------------------                       ------------------------------------------
Title:                                                     Title:
     ------------------------------------                        -----------------------------------------



Name of Stockholder: Paul E. Blevins                       Name of Stockholder: W. Lee Shevel, Ph.D.

By:                                                       By:
   --------------------------------------                     --------------------------------------------
Name:                                                     Name:
     ------------------------------------                       ------------------------------------------
Title:                                                    Title:
     ------------------------------------                        -----------------------------------------
Fax No.:                                                  Fax No.:
       ----------------------------------                        -----------------------------------------

Name of Stockholder: David R. Czajkowski                   Name of Stockholder: Full Circle Research, Inc.

By:                                                        By: /s/ JAMES P. SPRATT
   --------------------------------------                     --------------------------------------------
Name:                                                      Name: James P. Spratt
     ------------------------------------                       ------------------------------------------
Title:                                                     Title: President
     ------------------------------------                        -----------------------------------------
Fax No:                                                    Fax No.: 760 431-5605
     ------------------------------------                          ---------------------------------------


Name of Stockholder: James P. Spratt                       Name of Stockholder: Joan Spratt

By: /s/ JAMES P. SPRATT                                    By: /s/ JOAN SPRATT
   --------------------------------------                     --------------------------------------------
Name: James P. Spratt                                      Name: Joan V. Spratt
     ------------------------------------                       ------------------------------------------
Title: Board-of-Director                                   Title:
     ------------------------------------                        -----------------------------------------
Fax No.: 760 431-5605                                      Fax No.: 760 431-5605
       ----------------------------------                          ---------------------------------------


                          Schedule A to Stockholder Voting Agreement


1.      Shares Owned Beneficially by Stockholder

        Name:  David R. Czajkowski                                                  166,197
        Record Holder:                                                           No. of Shares
        Beneficial Holder:
        (if different)

        Name:  W. Lee Shevel, Ph.D.                                                  50,000
        Record Holder:                                                           No. of Shares
        Beneficial Holder:
        (if different)

        Name:  Full Circle Research, Inc.                                           137,800
        Record Holder:   Full Circle Research, Inc.                              No. of Shares
        Beneficial Holder:  James P. Spratt
        (if different)

        Name:  David J. Strobel                                                     528,983
        Record Holder:                                                           No. of Shares
        Beneficial Holder:
        (if different)

        Name:  Paul E. Blevins                                                       62,697
        Record Holder:                                                           No. of Shares
        Beneficial Holder:
        (if different)

2.      Stockholder's Options to Purchase Shares:

        David J. Strobel                                                             65,000
        Name of Option Holder                                                    No. of Shares

        Robert M. Czajkowski                                                         80,000
        Name of Option Holder                                                    No. of Shares

        David R. Czajkowski                                                          31,000
        Name of Option Holder                                                    No. of Shares

        Paul E. Blevins                                                              45,000
        Name of Option Holder                                                    No. of Shares

                   Schedule B to Stockholder Voting Agreement

None